EXHIBIT 5.1

                   OPINION OF TESTA, HURWITZ & THIBEAULT, LLP

                                                              April 7, 2000

Datawatch Corporation
900 Chelmsford Street
Tower 3, 5th Floor
Lowell, MA 01851

         Re: Registration Statement on Form S-8 Relating to the 1996 Stock Plan, as amended, of Datawatch Corporation (referred to as the "Plan")
                  --------------------------------------------------------------

Dear Sir or Madam:

         Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by Datawatch Corporation (the "Company") on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 250,000 shares of Common Stock, par value $.01 per share, of the Company issuable pursuant to the Plan (the "Shares").

         We are counsel to the Company and are familiar with the proceedings of its stockholders and Board of Directors. We have examined original or certified copies of the Company's Restated Certificate of Incorporation, as amended, the Company's by-laws, as amended, the corporate records of the Company to the date hereof, and such other certificates, documents, records and materials as we have deemed necessary in connection with this opinion letter.

         We are members only of the Bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts and the United States of America, and the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that the Shares issued or proposed to be issued by the Company pursuant to the Plan will be, upon receipt of the consideration provided for in the Plan, validly issued, fully paid and nonassessable after issuance of such Shares in accordance with the terms of the Plan.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                             Very truly yours,

                                             /s/ Testa, Hurwitz & Thibeault, LLP

                                             TESTA, HURWITZ & THIBEAULT, LLP